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                                                                 EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of WPP Group plc and Young & Rubicam Inc. on Form F-4 and Form S-4, respectively, of our report dated February 11, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Young & Rubicam Inc.'s Annual Report on Form 10-K for the year ended Decmeber 31, 1999. We also consent to the reference to us under the heading "Experts" in these Registration Statements.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
August 10, 2000